EXHIBIT F
                                    ---------

                     AMENDMENT TO CERTIFICATE OF DESIGNATION

                                     OF THE

               SERIES A NON-CUMULATIVE CONVERTIBLE PREFERRED STOCK

                                       OF

                             AUTOCORP EQUITIES, INC.


We, Charles Norman, President, and William O. Merritt, Secretary, of AutoCorp Equities, Inc., a corporation organized and existing under the General Corporation Law of the State of Nevada, in accordance with the provisions of
Section 78.1955 of the Nevada Revised Statutes DO HEREBY CERTIFY THAT:

         1.       The  name  of  the   Corporation   (hereinafter   called   the
"Corporation") is

                             AUTOCORP EQUITIES, INC.

         2. The Articles of Incorporation as amended, of the Corporation authorize the issuance of 10,000,000 shares of Preferred Stock of a par value of $.001 each and expressly confer upon the Board of Directors of the Corporation the authority to prescribe the series and the number of each series of Preferred Stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of each series of Preferred Stock.

         3. The Board of Directors of the Corporation, pursuant to the authority expressly conferred upon it as aforesaid, by a unanimous written consent dated as of December 30, 1998, has previously adopted a resolution (the "December 30, 1998, Resolution") designating Nine Million (9,000,000) shares of Preferred Stock as the Series A Non-Cumulative Convertible Preferred Stock (the "Series A Preferred Stock"), and establishing the voting powers, preferences and relative, participating, optional, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics of the Series A Preferred Stock.

         4. A Certificate of Designation (the "Certificate of Designation") was filed with the Secretary of State of Nevada on December 29, 1998, to effect such designation and establishment of the voting powers, preferences and relative, participating, optional, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics of the Series A Preferred Stock.

         5. Subsequently, the Corporation issued and tendered, but did not deliver, certificates evidencing an aggregate of 6,578,485 shares of Series A Preferred Stock. Pursuant to the provisions of Section 78.1955 of the Nevada Revised Statutes, the Board of Directors of the Corporation and the holders of all the 6,578,485 issued shares of Series A Preferred Stock have approved an amendment to the Certificate of Designation to amend the Certificate of Designation to cancel the outstanding shares of Series A Preferred Stock and to change (a) the series designations of the Series A Preferred Stock from "Series A" to "Series B", (b) the number of shares of Preferred Stock designated to such series, and (c) the voting powers, preferences and relative, participating, optional, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics of the series.

Amendment to Certificate of Designation - Series A Preferred  Stock       Page 1

         6. The Board of Directors of the Corporation, pursuant to the authority expressly conferred upon it by Section 78.1955 of the Nevada Revised Statutes, by a unanimous written consent dated as of October 1, 2000, adopted a resolution providing for the issuance of a series of two million (2,000,000) shares of Series B Non-Cumulative Convertible Preferred Stock, in lieu of a series of 9,000,000 shares of Series A Non-Cumulative Convertible Preferred Stock, which resolution is as follows:

         RESOLVED, that this Board of Directors, pursuant to the authority expressly vested in it by the Articles of Incorporation of the Corporation, hereby amends the December 30, 1998, Resolution, to repeal and delete the designation, and the terms and provisions, of the Series A Preferred Stock, so that the Series A Preferred Stock no longer exists, and to substitute in its place and stead the designation and authorization of a series of Preferred Stock with the voting powers, designations, preferences, limitations, restrictions, relative rights and distinguishing designation set forth below:

         Series B Non-Cumulative Convertible Preferred Stock. Of the 10,000,000 shares of Preferred Stock authorized by the Articles of Incorporation, 2,000,000 shares are hereby designated as "Series B Non-Cumulative Convertible Preferred Stock" (the "Series B Preferred Stock"), and shall have the voting powers, preferences and relative, participating, optional, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics set forth below.

         (a)      No  Voting  Rights.  The  Series B  Preferred  Stock  shall be nonvoting stock, and the holders (hereinafter called "Holders") of Series B Preferred Stock shall have no voting rights except where required by law.

         (b) Non-Cumulative Dividend Rights. The Holders of Series B Preferred Stock in preference to the holders of shares of all classes of common stock of the Corporation (the "Common Stock") and all other classes of equity securities of the Corporation, including any warrants, options or rights to acquire any such equity securities (collectively with the Common Stock, the "Junior Securities") shall be entitled to receive dividends out of any funds legally available for that purpose, after deducting reasonable reserve for working capital and future acquisitions, at the annual rate of 5% of the Adjusted Liquidation Value and no more, payable in cash on January 31 of each year, for the preceding year or portion thereof the shares have been outstanding, or at intervals that the Board of Directors may from time to time determine. As used herein, the term "Adjusted Liquidation Value" shall mean the Liquidation Value (as defined in subparagraph (c) below), plus all accrued and unpaid dividends on the Series B Preferred Stock through the date of determination. Dividends shall accrue on all shares of Series B Preferred Stock from the date they are issued and shall accrue from day to day. Dividends shall be payable when, as and if declared by the Board of Directors. Nothing contained herein shall obligate the Board of Directors to declare any dividends to the Holders of Series B Preferred Stock, and such Holders shall have no right to receive any dividends unless and until declared by the Board of directors in its sole and absolute discretion. Accrued but unpaid dividends on the Series B Preferred Stock for any dividend period will be payable before any dividends are paid, declared, or set apart for holders of any Junior Securities. Dividends are non-cumulative so that if, for any dividend period, the preferential dividends on Series B Preferred Stock are not paid, or declared, or set apart, the deficiency need not ever be paid or declared.

Amendment to Certificate of Designation - Series A Preferred  Stock       Page 2

         (c) Liquidation Preference. On any voluntary or involuntary liquidation of the Corporation, the Holders of Series B Preferred Stock shall receive a liquidation preference equal to $14.64 per share (the "Liquidation Value") plus any declared and unpaid dividends on Series B Preferred Stock, and no more, before any amount is paid to the holders of the Junior Securities. Each certificate representing shares of Series B Preferred Stock shall show on its face the amount of the liquidation preference per share. If the assets of the Corporation should be insufficient to permit payment to the Holders of Series B Preferred Stock of their full liquidation preference amounts as herein provided, then such assets will be distributed ratably among the holders of outstanding shares of Series B Preferred Stock. If the assets of the Corporation are sufficient to permit payment to the Holders of Series B Preferred Stock of their liquidation preference in full, the holders of any Junior Securities shall receive ratably all the remaining assets of the Corporation. A merger or consolidation of the Corporation with or into any other corporation, or a sale of all or substantially all of the assets of the Corporation will not be deemed a liquidation of the Corporation within the meaning of this paragraph, thereby entitling Holders of the Series B Preferred Stock to the liquidation preference.

         (d) Conversion Rights of Holders. The Holder of any shares of Series B Preferred Stock shall have the right and option, but except as provided in sub-paragraph (iii) below, not the obligation, to convert any of such shares of Series B Preferred Stock into shares of Common Stock at any time and on the following terms:

                  (i) Conversion Rate. Each outstanding share of Series B Preferred Stock shall be convertible at any time and from time to time, at the option of the Holder, into one (1) share of Common Stock, subject to adjustment as provided in sub-paragraph (e), below.

                  (ii) Procedure. Any Holder may convert by delivering to the office of the Corporation or its transfer agent a written notice electing to convert and surrendering the Holder's certificate(s) evidencing the shares of Series B Preferred Stock being converted, duly endorsed for transfer.


Amendment to Certificate of Designation - Series A Preferred  Stock       Page 3

                  (iii) Required Conversion. At the Corporation's election, the Holder shall have the obligation to convert such part or all of the Series B Preferred Stock to Common Stock upon the occurrence of either of the following events:

                           (a) when the Company's Common Stock is accepted for trading in the NASDAQ National Market System, or

                           (b)      when   the   Company's   Common   Stock   is
                                    publicly-traded at a price of $14.64 per share or more.

         (e) General Conversion Provisions. The following provisions apply to conversion:

                  (i) Anti-dilution Rights. While the Series B Preferred Stock is outstanding, then if and only if the Corporation:

                           (w) divides its then issued and outstanding shares of Common Stock into a greater number of shares;

                           (x) combines its then issued and outstanding shares of Common Stock into a smaller number of shares;

                           (y) issues its Common stock as a dividend or makes a distribution on its Common Stock in shares of its Common Stock; or

                           (z) issues by reclassification of its Common Stock into additional classes any shares of its then authorized, but issued Common Stock or other property;

                  then the conversion privilege in effect immediately before such action will be adjusted so that the each Holder of the Series B Preferred Stock thereafter converted may receive the number of shares of Common Stock, capital stock or other property that he would have owned immediately following such action if he had converted the shares of Series B Preferred Stock immediately before the record date (or, if no record date, the effective date) for such action.

                  The adjustment will become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

                  (ii) No Fractional Shares. Neither fractional shares, nor scrip or other certificates evidencing such fractional shares, will be issued by the Corporation on conversion of Series B Preferred Stock, but the Corporation, at its option, in its sole and absolute discretion, will either:

                           (y) Pay in lieu thereof the Determined Value (defined below) in cash to the Holders who would be entitled to receive such fractional shares. The "Determined Value" means the

Amendment to Certificate of Designation - Series A Preferred  Stock       Page 4
                                    otherwise-issuable  fraction  of a share  of
                                    Common  Stock  multiplied  by the average of
                                    the daily closing  prices  (i.e.,  last sale
                                    price,  regular  way) for a share of  Common
                                    Stock for the 10 consecutive trading days on
                                    which such shares are actually traded on the
                                    NASDAQ National Market System (if the Common
                                    Stock is so traded  at the  time)  preceding
                                    the date the Holder  delivered to the office
                                    of the  Corporation  or its transfer agent a
                                    written  notice   electing  to  convert  and
                                    surrendering  the  Holder's   certificate(s)
                                    evidencing  the shares of Series B Preferred
                                    Stock being converted, duly endorsed for transfer. If the Common Stock is not so traded at the time, the average of the high bid and low asked prices as reported in the Wall Street Journal, or if not so reported, as furnished by a professional market maker making a market in the Common Stock and selected by the Board of Directors, shall be used; or

                           (z) Round up or round down to the nearest whole share what would otherwise be fractional shares.

                  (iii) Status of Converted Shares. Shares of Series B Preferred Stock that are converted will be restored to the status of authorized but unissued shares of Preferred Stock, and will no longer be authorized but unissued shares of Series B Preferred Stock.

                  (iv) Reservation of Shares. The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Common Stock such number of shares of Common Stock as may be necessary for the purpose of converting all outstanding shares of Series B Preferred Stock into the full number of shares of Common Stock issuable upon conversion of all such Series B Preferred Stock.

         (f) Restriction of Surplus. The liquidation preference of the Series B Preferred Stock exceeds the par value thereof by $14.639 per share. As long as any shares of Series B Preferred Stock are outstanding, surplus shall be restricted on any specific date by an amount equal to the product of (i) $14.639 multiplied by (ii) the number of shares of Series B Preferred Stock then outstanding. In furtherance of this restriction of surplus, the Corporation covenants and agrees that, so long as any shares of Series B Preferred Stock are issued and outstanding, the Corporation shall not pay any dividend, make any other distribution, or enter into or consummate any transaction which would have the effect of reducing the combined (i) par value of all shares of Series B Preferred Stock then outstanding and (ii) surplus of the Corporation to an amount less than the aggregate liquidation preference of all the then-outstanding shares of Series B Preferred Stock.


Amendment to Certificate of Designation - Series A Preferred  Stock       Page 5

         (g) Ranking. The Series B Preferred Stock shall rank prior to and above all Junior Securities as to dividends and upon liquidation, dissolution or winding up of the Corporation. The Corporation shall not issue any shares of preferred stock of any series which are superior to the Series B Preferred Stock as to dividends or rights upon liquidation, dissolution or winding up of the Corporation as long as any shares of the Series B Preferred Stock are issued and outstanding, without the prior written consent of the holders of a majority of such shares of Series B Preferred Stock then outstanding voting separately as a class.

         8. The aforesaid resolution of the Board of Directors was been approved by the holders of all the 6,578,485 issued and outstanding shares of Series A Preferred Stock as of October 1, 2000, in accordance with Section
78.1955 of the Nevada Revised Statutes.

         IN WITNESS WHEREOF, AutoCorp Equities, Inc. has caused this Certificate of Designation to be signed by Charles Norman, its President, and William O. Merritt, its Secretary, as of the 1st day of October 2000.




                                                     ___________________________
                                                     Charles Norman
                                                     President



                                                     ___________________________
                                                     William O. Merritt
                                                     Secretary




STATE OF TEXAS    )
                  ) ss:
COUNTY OF DALLAS  )

         On October __, 2000, personally appeared before me, a Notary Public, Charles Norman and William O. Merritt, who acknowledged that they executed the above instrument.




                                                     ___________________________
                                                     NOTARY PUBLIC
(SEAL)




Amendment to Certificate of Designation - Series A Preferred  Stock       Page 6